UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2017

Williams Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

(918) 573-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2017, John D. Chandler and Chad J. Zamarin were appointed to the Board of Directors of WPZ GP LLC (the “Board”), the general partner of Williams Partners L.P. (the “Partnership”). There are no arrangements or understandings between Messrs. Chandler and Zamarin and any other person pursuant to which they were selected as directors, nor are they expected to serve on any committee of the Board. There are no existing relationships between Messrs. Chandler and Zamarin on one hand, and the Partnership, or any of its subsidiaries on the other that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Donald R. Chappel’s previously announced retirement, Mr. Chappel has resigned from the Board effective November 1, 2017. In addition, Walter J. Bennett and James E. Scheel have resigned from the Board effective November 1, 2017. The resignations of Messrs. Bennett, Chappel, and Scheel are not due to any disagreement with the Board or Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAMS PARTNERS L.P.
By:	WPZ GP LLC, its General Partner

	By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis
Vice President & Secretary

DATED: November 2, 2017